UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 21, 2011
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC
(Exact name of registrant as specified in its charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Broadway, Suite 920 Denver, CO 80202
(Address of principal executive offices)

(303) 730-9994
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

R. Michel B. Escher was appointed to the Board of Directors of New Frontier Energy, Inc (the “Company”) on February 21, 2011. There is no arrangement or understanding between Mr. Escher and any other person pursuant to which he was appointed as a director of the Company.   Mr. Escher is the sole director of Iris Energy Holdings Limited (“Iris”), and has sole voting and dispositive power over the shares owned by Iris. Iris is the Company’s largest shareholder holding greater than 50% of the issued and outstanding shares.

R. Michel B. Escher, age 38, has served as the Director and Chief Operating Officer of Fidesco Trust Corporation, a company that manages the assets of the trusts and foundations in St. Kitts and Nevis since 2003. Mr. Escher has also served as the founder and director of Swissrealty Pro Limited, a real estate development, sales and property management company in St. Kitts and Nevis since 2003.  From 2001 to 2003, Mr. Escher was the vice president and senior manager of the Investment Advisory Desk of Banque Pasche, an investment advisor located in Geneva, Switzerland.   Mr. Escher previously served as a director of the company from October through December 2008 Pursuant to an Agreement to Appoint Directors which was terminated in December 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.

Date: February 24, 2011	By:	/s/ Samyak Veera
Samyak Veera, Chief Executive Officer